Exhibit 10.2
MELLANOX TECHNOLOGIES LTD.
THE 1999
ISRAELI SHARE OPTION PLAN
As amended effective as of September 3, 2004
1.	NAME

This Plan, as amended from time to time, shall be known as the Mellanox Technologies Ltd. 1999 Israeli Share Option Plan (the “ISOP”).

2.	PURPOSE OF THE ISOP

The ISOP is intended as an incentive to retain, in the employ of Mellanox Technologies Ltd. (“the Company”) and its Subsidiaries, persons of training, experience, and ability, to attract new employees, directors or consultants, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase Shares in the Company, pursuant to the ISOP approved by the board of directors of the Company (“the Board”). Options granted under the ISOP may or may not contain such terms as will qualify such Options for the special tax treatment under Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5349-1989 (“Section 102”).

Options containing such terms as will qualify them for the special tax treatment under Section 102 shall be referred to herein as “102 Options”.

Options that do not contain such terms as will qualify them for the special tax treatment under Section 102 shall be referred to herein as “3(I) Options”.

All Options granted hereunder, whether together or separately, shall be hereinafter referred to as “Options”.

The term “Subsidiary” shall mean for the purposes of the ISOP: any company (other than the Company) in an unbroken chain of companies beginning with the Company

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if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chains.

3.	ADMINISTRATION OF THE ISOP

The Board or a share option committee appointed and maintained by the Board for such purpose (“the Committee”) shall have the power to administer the ISOP. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (“the Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

Any member of such Committee shall be eligible to receive Options under the ISOP while serving on the Committee, unless otherwise specified herein.

The Committee shall have full power and authority (i) to designate participants; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised, any conditions upon which the vesting of the Options may be accelerated, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP; (v) to determine the Fair Market Value ( as defined below) of the Shares ( as defined below); (vi) to designate Options as 102 Options or 3(I)Options and (vii) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP.

All decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

The interpretation and construction by the Committee of any provision of the ISOP or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

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Subject to the Company’s decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market system, or The Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Administrator deems reliable.

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the committee.
4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the ISOP as recipients of Options shall include any employees, directors and consultants of the Company or of any Subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify the recipient from participating in, any other grant of Options pursuant to the ISOP or any other option or stock plan of the Company or any of its affiliates.

Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders (“Nosei Misra” — as such term is defined in the Companies Ordinance (New Version), 1983 — the “Companies Ordinance”) shall be authorized and implemented in accordance with the provisions of the Companies Ordinance, as in effect from time to time.

5.	TRUSTEE

Options which shall be granted under the ISOP and/or any Shares issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 (the “Trustee”) and held

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for the benefit of the Optionees. 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for a period of not less than two years (24 months) from the Date Of Grant.

Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Options prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to the Optionee and/or any Shares issued upon exercise of such Options.

Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Option or Share granted to the Optionee thereunder.

6.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON
6.1	The Company shall reserve Two Million Two Hundred and Seventy Thousand (2,270,000) authorized but unissued Ordinary Shares, nominal value NIS 0.01 each, of the Company (the “Shares”) for purposes of the ISOP and for the purposes of the Mellanox Technologies Ltd 1999 United States Equity Incentive Plan, subject to adjustment as set forth in paragraph 8 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the ISOP or under the Mellanox Technologies Ltd. 1999 United States Equity Incentive Plan.

6.2	Each Option granted pursuant to the ISOP shall be evidenced by a written agreement between the Company and the Optionee (the “Option Agreement”), in such form as the Committee shall from time to time approve. Each Option Agreement shall state, inter- alia, a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a 102 Option or a 3(I) Option).

6.3	All Shares issued upon exercise of the Options shall entitle the holder thereof to receive dividends and other distributions thereon.
7.	OPTION PRICE
7.1	The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the “Purchase Price”).

7.2	The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or cheque.

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8.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:
8.1	In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets or shares of the Company while unexercised Options remain outstanding under the ISOP, each outstanding Option shall be assumed or there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the successor company (or a parent or subsidiary of the successor company) which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action, all as will be determined by the Committee whose determination shall be final.

8.2	Notwithstanding the above and subject to any applicable law, the Committee, in its discretion, may determine that there shall be a clause in an Option Agreement instructing that, if in any such transaction as described in section 8.1 above, the successor company (or parent or subsidiary of the successor company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date ten (10) days prior to the effective date of such transaction.

8.3	For the purposes of section 8.1 above, the Option shall be considered assumed or substituted if, following the merger or acquisition, the Option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the merger or acquisition, the consideration (whether shares, options, cash, or other securities or property) received in the merger or acquisition by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or acquisition is not solely ordinary shares (or their equivalent) of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the successor company or its parent or subsidiary equal in fair market value to the per Share consideration received by holders of a majority of the outstanding Shares in the merger or acquisition; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the successor company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

8.4	If the Company is liquidated or dissolved while unexercised Options remain outstanding under the ISOP, then the Committee, in its discretion, may determine that such outstanding Options may be exercised in full by the

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Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraph 9(2) of the ISOP, by the Optionees giving notice in writing to the Company of their intention to so exercise.

8.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the ISOP or subject to any Options therefore granted, and the purchase prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Committee whose determination shall be final.

8.6	Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, all or substantially all of the shares of the Company are to be exchanged for securities of another company (a “Transaction”), then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Committee in connection with the Transaction, whose determination shall be final.
9.	TERM AND EXERCISE OF OPTIONS
9.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice and the Purchase Price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

9.2	Each Option granted under the ISOP shall be exercisable following the Vesting Dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However no Option shall be exercisable after the Expiration Date.

9.3	Options granted under the ISOP shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee’s lifetime shall be exercisable only by that Optionee.

9.4	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and excercisable, prior to the Expiration Date, and provided that, subject to the

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provisions of Section 9.6 below, the Optionee is an employee or director or consultant of the Company or any of its Subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

9.5	Subject to the provisions of Section 9.6 below, in the event of termination of Optionee’s employment or service as a consultant or director with the Company or any of its Subsidiaries, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment.

9.6	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee’s employment or service with the Company or any Subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Periods of the Options set forth in Section 4 of such Optionee’s Option agreement, if: (i) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of three months from the date of such termination, (ii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 18 (eighteen) months from the date of termination in the event of death and 12 (twelve) months from the date of termination in the event of disability, or (iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

The term “Cause” shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company.

9.7	To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of section 233 of the Companies Ordinance or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of members upon exercise of the Option in accordance with the provisions of the ISOP

9.8	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

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9A.	Restriction on Sale.
       Notwithstanding anything to the the contrary herein, prior to an IPO, an Optionee may not sell, pledge or otherwise transfer any shares issued under this Plan, or any interest in such Shares, prior to the elapse of six (6) months from the date of issuance of such shares. Any sale, pledge or transfer of Shares after such six (6) month period shall be subject to the right of first refusal set forth below and any such relevant terms and restrictions as may be contained in the Company’s Articles of Association.
10.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL
10.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

10.2	Sale of Shares by the Optionees shall be subject to the right of first refusal of other shareholders as set forth in the Articles of Association of the Company. In the event that the Articles of Association of the Company shall not contain any provision regarding rights of first refusal, then, unless otherwise provided by the Committee, until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, shall be subject to a right of first refusal on the part of the Repurchaser(s). Repurchaser(s) means (i) the Company, if permitted by applicable laws; (ii) if the Company is not permitted by applicable laws, then any affiliate or Subsidiary of the Company designated by a unanimous decision is reached by the Board of Directors; or (iii) if no unanimous decision is reached by the Board of Directors, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their shareholding. The Optionee shall give a notice of sale (the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s).

The notice shall specify the name of each proposed purchaser or other Transferee ( “Proposed Transferee”), the Number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for 30 days from the day of receipt of the Notice (the “30 Days Period”), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee.
11.	DIVIDENDS

With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period

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in which Shares issued to the Trustee on behalf of a Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

12.	ASSIGNABILITY AND SALE OF OPTIONS

No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.	TERM OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of 10 (ten) years from such day of adoption.

14.	AMENDMENTS OR TERMINATION

The Committee may at any time amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

15.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.	CONTINUANCE OF EMPLOYMENT

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or a Subsidiary thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or the service of the Company or a Subsidiary thereof or restrict the right of the Company or a Subsidiary thereof to terminate such employment or service at any time.

17.	GOVERNING LAW & JURISDICTION

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The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

18.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

19.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

20.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

MELLANOX TECHNOLOGIES LTD.
OPTION AGREEMENT
Made as of the            day of           200_

BETWEEN:	MELLANOX TECHNOLOGIES LTD.

(hereinafter the “Company”)

on the one part

AND:	Name

I.D. No.

Address:

(hereinafter the “Optionee”)

on the other part

Whereas	On June 1999, the Company adopted the Mellanox 1999 Israeli Share Option Plan, a copy of which is attached as Exhibit A hereto, forming an integral part hereof (the “ISOP”); and -

Whereas	The Company has determined that the Optionee be granted an Option under the ISOP to purchase shares of the Company, and the Optionee has agreed to such grant, all on the terms and subject to the conditions hereinafter provided.
NOW, THEREFORE, it is agreed as follows:
1.	PREAMBLE AND DEFINITIONS
1.1	The Preamble and exhibits to this Agreement constitute an integral part hereof.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.
2.	GRANT OF OPTION
2.1	The Company hereby grants to the Optionee the number of Options set forth in Section 1 of Exhibit B hereto, each Option exercisable for one Ordinary Share of NIS 0.01, taken from the total number of shares reserved for the purpose of the ISOP in the Company’s authorized capital, , to purchase shares at the Purchase Price set forth in Section 2 of Exhibit B, on the terms and subject to the conditions hereinafter provided. As used in this Option Agreement, “Shares” shall mean the ordinary shares which Optionee may purchase by exercising his or her Options.

The Purchase Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, published by the Bank of Israel and known on the date of giving the Exercise Notice (as set forth in Section 5.1 hereinafter).

2.2	The Optionee is aware that the Company intends to issue additional shares and to grant additional options in the future to various entities and individuals, as the Company in its sole discretion shall determine.
3.	PERIOD OF OPTION AND CONDITIONS OF EXERCISE
3.1	The terms of this Option Agreement shall commence on the date hereof (the “Date Of Grant”) and terminate at the Expiration Date (as defined in Section 6 below), or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Agreement.

3.2	The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Board, and to the extent that the Options become vested and exercisable in accordance with Exhibit B, prior to the Expiration Date, and provided that, subject to the provisions of Section 3.4 below, the Optionee is an employee, or director or consultant of the Company or any of its Subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

3.3	Subject to the provisions of Section 3.4 below, in the event of termination of the Optionee’s employment or service as a consultant or director with the Company or any of its Subsidiaries, all Options granted to the Optionee will immediately expire. A notice of termination of employment by either the Company or the Optionee shall be deemed to constitute termination of employment.

3.4	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee’s employment or service as a consultant or director with the Company or any Subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Dates of the Options (the “Qualified Options”), if: (i) termination is without Cause, in which event any Qualified Option still in force and unexpired may be exercised within a period of three months from the date of such termination, (ii) termination is the result of death or disability of the Optionee, in which event any Qualified Option still in force and unexpired may be exercised within a period of 18 (eighteen) months from the date of termination in the event of death, and 12 (twelve) months from the date of termination in the event of disability, or (iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

The term “Cause” shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or of its affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company.

3.5	The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased, if any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.	VESTING

Subject to the requirements as to the number of Shares for which an Option is exercisable, as set forth in Section 2.1 above, Options shall be vested (i.e., Options shall become exercisable) at the dates set forth in Section 3 of exhibit B hereto (the “Vesting Periods”).

Notwithstanding the above and subject to any applicable law, the Board or the Committee may determine with respect to the Optionee (in the event that the Optionee is not employed by the Company on a full-time basis at the time of grant) that the Vesting Periods shall be accelerated, but not decelerated, proportionately, in accordance with the Optionee’s scope of employment in the Company, until such time as the Optionee is employed full-time by the Company.

5.	METHOD OF EXERCISE
5.1	Options shall be exercised by the Optionee by giving a written notice, to the Company, in such form and method as may be determined by the Company and the Trustee (the “Exercise Notice”), which exercise shall be effective upon receipt of such notice by the Company at its principal office, together with receipt by the Company of the Purchase Price for the number of Shares with respect to which the Option is being exercised. The notice shall specify the number of Shares with respect to which the Option is being exercised.

5.2	The Shares shall immediately be issued or transferred to the Trustee and be held by the Trustee in accordance with the provisions of Section 5 of the ISOP, The Trustee shall not transfer any 3(I) Options to the Optionee prior to exercise of the Options into Shares. The Trustee will transfer the Shares to the Optionee upon demand, but in case of Shares received following the exercise of 102 Options, not earlier than two years (24 months) from Date of Grant. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source. The Optionee hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Option or Share granted to him thereunder.

6.	TERMINATION OF OPTION
6.1	Except as otherwise stated in this Agreement, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the expiration date set forth in Exhibit B hereto; and - (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above; (and such earlier date shall be hereinafter referred to as the “Expiration Date”).

6.2	Without derogating from the above, the Committee may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company’s obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares pertaining to such canceled Options, at the date of such cancellation, over the aggregate Purchase Price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and Shares with a combined value equal to any such excess, all determined by the Committee in its sole discretion.
7.	ADJUSTMENTS
7.1	In the event of a merger of the Company with or into another company (the “Successor Company”), or the sale of all or substantially all of the assets or shares of the Company (any of the foregoing being hereinafter referred to as the “Transaction”) while unexercised Options remain outstanding under the ISOP (the “Unexercised Options”), then each Unexercised Option shall be assumed or there shall be substituted for the Shares subject to the Unexercised Options an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the Purchase Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Dates, shall remain in force, all as will be determined by the Committee whose determination shall be final.

7.2	Notwithstanding the above and subject to any applicable law:
7.2.1	If in a case of a Transaction, the Successor Company does not agree to assume or substitute the Options, the Vesting Dates shall be accelerated so that any unvested Option shall vest immediately as of the date ten (10) days prior to the effective date of the Transaction.

7.3	For the purposes of Section 7.1, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares for each share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.4	If the Company is liquidated or dissolved while Unexercised Options remain outstanding, then the Board, in its own discretion, may determine that all such outstanding Options may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting provisions of Exhibit B. In case the Board determines that the outstanding Options may be exercised, then all such outstanding Options may be exercised in full by the Optionee giving notice in writing to the Company of his/her intention to so exercise.

7.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, re-capitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Options theretofore granted, and the Option Price, shall be appropriately and. equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock, all as will be determined by the Board whose determination shall be final.

7.6	Bring-Along Right. Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then in such event the Optionee shall be obliged to sell or exchange, as the case may be, the Shares such Optionee purchased hereunder, in accordance with the instructions then issued by the Board, which will be given according to the decided upon policy concerning Optionees under the ISOP.
8.	RIGHTS PRIOR TO EXERCISE OF OPTION; LIMITATIONS AFTER PURCHASE OF SHARES
8.1	Subject to the provisions of Section 8.2 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options unless and until, following exercise, the Option is registered as holder of such shares in the company’s register of members but in case of Options and Shares held by the Trustee, subject always to the provisions of section 5 of the ISOP, with respect to Options and Shares held by the Trustee.

8.2	With respect to all Shares (in contrast to unexercised Options) issued upon the exercise of Options purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares are held by the Trustee on behalf of an Optionee (if an), the cash dividends paid with respect thereto shall be paid directly to the Optionee.

8.3	No Option granted hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

As long as the Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.4	Optionee acknowledges that if the Company’s shares are registered for trading in any public market, the Optionee’s right to sell Shares may be subject to some limitations, as set forth by the Company or its underwriters. In such event, the Optionee will unconditionally agree to any such limitations.

8.5	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable rules and regulations.

8.6	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee’s rights according to this Agreement).
9.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL
9.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, the Optionee shall not have a right of first refusal in relation to any sale of shares in the Company.

9.2	Any sale of Shares by the Optionee shall be subject to the right of first refusal of other shareholders as set forth in the Articles of Association of the Company. In the event that the Articles of Association of the Company do not contain any provision regarding rights of first refusal, then, unless otherwise provided by the Board, until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s). Repurchaser(s) means (i) the Company, if permitted by applicable laws; (ii) if the Company is not permitted by applicable laws, then any affiliate or Subsidiary of the Company designated by a unanimous decision reached by the Board of Directors; or (iii) if no unanimous decision is reached by the Board of Directors, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their shareholdings. The Optionee shall give a notice of sale (the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s).

The Notice shall specify the name of each proposed purchaser or other transferee (the “Proposed Transferee”), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for 30 days from the clay of receipt of the Notice (the “30 Days Period”), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that (he Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee.

10.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of the Option thereunder, and the Company’s obligation to sell and deliver Shares or cash under the Option, are subject to all applicable laws, rules and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the shares under the securities law of any jurisdiction.

11.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither this Option Agreement nor the ISOP shall impose any obligation on the Company or a Subsidiary thereof, to continue the Optionee in its employ or service, and nothing in the ISOP or in this Option Agreement shall confer upon Optionee any right to continue in the employ or the sendee of the Company or a Subsidiary thereof or restrict the right of the Company or a Subsidiary thereof to terminate such employment or service at any time.

12.	GOVERNING LAW & JURISDICTION

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Agreement.

13.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

None of the Board, the Committee and/or the Trustee shall be required to release any Share certificate to an Optionee until all required payments have been fully made.

The Optionee hereby undertakes not to transfer Shares issued upon the exercise of 102 Options, nor any other shares received subsequently following any realization of rights which are subject to Section 102, by a way of a tax - exempt transfer or a transfer under sections 104(a), 104(b) or 97(a) of the Income Tax Ordinance.

14.	FAILURE TO ENFORCE NOT A WAIVER

The failure of any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.	PROVISIONS OF THE ISOP

The Options provided for herein are granted pursuant to the ISOP, and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein.

Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of this Option Agreement will prevail.

16.	BINDING EFFECT

This Agreement, shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

17.	NOTICES

Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, faxed or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business clays after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent by facsimile or other electronic medium, upon confirmation of receipt or (if transmitted on a non business day) on the first business day following transmission and electronic confirmation of receipt.

18.	ENTIRE AGREEMENT

This Agreement exclusively includes all the terms of the grant of Options to the Optionee under the ISOP, and, subject to the provisions of Section 21 of the ISOP, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of Options to the Optionee. Any change of any kind to the Agreement will be valid only if made in writing and signed by both the Optionee and the Company’s authorized signatories and has received the approval of the Board.
IN WITNESS WHEREOF, the Company executed this Option Agreement in duplicate on the day and year first above written.
MELLANOX TECHNOLOGIES, LTD.
Company’s Signature:
Name: Eyal Waldman
Position: Chief Executive Officer
Signature:
Optionee acknowledges receipt of a copy of the ISOP and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the ISOP and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any question arising under the ISOP or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

Optionee’s Signature

***Note: Available for grants to Israeli employees until 2003***
Mellanox Technologies Ltd.
1999 Israeli Share Option Plan
Stock Option Agreement
(3(I) Options)
     Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Mellanox Technologies Ltd. (the “Company”) has granted you an option under its 1999 Israeli Share Option Plan (the “Plan”) to purchase the number of the Company’s Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your option are as follows:
     1. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your “Continuous Service” (as hereinafter defined). “Continuous Service” means that your employment or service with the Company or an affiliate is not interrupted or terminated. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an affiliate or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service. The Company’s Board of Directors or chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     2. Number of Shares and Exercise Price. The number of Ordinary Shares subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in Section 8 of the Plan.
     3. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:
          (a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Ordinary Shares are publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

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               (b) Provided that at the time of exercise the Ordinary Shares are publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned Ordinary Shares either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of Ordinary Shares in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Ordinary Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s shares.
     4. Whole Shares. You may exercise your option only for whole Ordinary Shares.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Ordinary Shares issuable upon such exercise are then registered under the securities law of applicable jurisdictions or, if such Ordinary Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the applicable jurisdictions. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
     6. Term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
          (a) three (3) months after the termination of your Continuous Service for any reason other than your disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
          (b) twelve (12) months after the termination of your Continuous Service due to your disability;
          (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;
          (d) the Expiration Date indicated in your Grant Notice; or
          (e) the tenth (10th) anniversary of the Date of Grant.
     7. Exercise.

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          (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.
          (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, or (2) the disposition of Ordinary Shares acquired upon such exercise.
          (c) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the securities laws of any jurisdiction, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Ordinary Shares or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the securities laws of any jurisdiction. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Ordinary Shares until the end of such period.
     8. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.
     9. Right of First Refusal. Ordinary Shares that you acquire upon exercise of your option are subject to the right of first refusal that is described in the Plan.
     10. Right of Repurchase. To the extent provided in the Company’s Articles of Association as amended from time to time, the Company shall have the right to repurchase all or any part of the Ordinary Shares you acquire pursuant to the exercise of your option.
     11. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an affiliate, or of the Company or an affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an affiliate, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

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     12. Withholding Obligations.
          (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” program to the extent permitted by the Company), any sums required to satisfy any tax withholding obligations of the Company or an affiliate, if any, which arise in connection with your option.
          (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested Ordinary Shares otherwise issuable to you upon the exercise of your option a number of whole Ordinary Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. Ordinary Shares shall be withheld solely from fully vested Ordinary Shares determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.
          (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein.
     13. Lock-Up Period. In connection with any underwritten public offering by the Company of its equity securities, including any initial public offering, you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or its underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 13.
     14. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by

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mail by the Company to you, five (5) days after deposit in the mail in Israel, postage prepaid, addressed to you at the last address you provided to the Company.
     15. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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NOTICE OF EXERCISE
(Standard Form)
Mellanox Technologies Ltd.
PO Box 586
Yokneam Israel, 20692
Date of Exercise:
Ladies and Gentlemen:
     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.
     ☐ Check here if your option was granted under Section 102 of the Income Tax Ordinance (New Version) 1961

Stock Option Number:

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Address:

Total exercise price:	$

Cash payment delivered herewith:	$
     By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the 1999 Israeli Equity Incentive Plan or the 2003 Israeli Equity Incentive Plan (the “Plan).
     I hereby make the following certifications and representations with respect to the number of Ordinary Shares of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:
     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

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     I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.
     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.
     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.
     I am not a “U.S. Person” as defined by Rule 902 of Regulation S promulgated under the Securities Act. At the time of grant and exercise of the Option, I was and am outside the United States. I am acquiring the Shares for my own account, for investment purposes and not with a view towards, or for sale in connection with, any distribution of such securities. All subsequent offers and sales of the Shares will be made (i) outside the United States in compliance with Rule 903 and Rule 904 of Regulation S, (ii) pursuant to registration of the Shares under the Securities Act, or (iii) pursuant to an exemption from such registration. I will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S, unless in compliance with the Securities Act.
     I acknowledge and understand that the tax consequences of exercising this Option and disposing of the Shares underlying this Option are complex, and that I have been advised by the Company to consult with my personal tax advisor before exercising this Option or disposing of the shares underlying this Option.
     Any tax consequences arising from the grant or exercise of this Option, from the payment for Shares or from any other event or act under the Plan, my option agreement or this Notice of Exercise, shall be borne solely by me. I agree to indemnify the Company and/or its subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereof, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to me.
     Section 102. If my Options were granted pursuant to Section 102 of the Israel Income Tax Ordinance (New Version) 1961, I acknowledge that the Shares issued on exercise of the Options may be held in trust for my benefit by the Trustee pursuant to Section 102 under the terms of a trust agreement between the Company and the Trustee.
      I

Very truly yours,

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